SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

September 9, 2008

(Date of earliest event reported)

Xcel Energy Inc.

(Exact name of registrant as specified in its charter)

Minnesota

(State or other jurisdiction of incorporation)

001-3034 (Commission File Number)	41-0448030 (IRS Employer Identification No.)

414 Nicollet Mall, Minneapolis, Minnesota	55401
(Address of principal executive offices)	(Zip Code)

612-330-5500

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

On September 9, 2008, Xcel Energy Inc., a Minnesota corporation (the “Company”), entered into an Underwriting Agreement with Morgan Stanley & Co. Incorporated and Citigroup Global Markets Inc., and filed with the Securities and Exchange Commission a prospectus supplement relating to the issuance and sale of 15,000,000 shares of the Company’s common stock, par value $2.50 per share, and associated common stock purchase rights.  The offering closed on September 15, 2008.  The Company also granted the underwriters a one-time option exercisable for 30 days from the date of the Underwriting Agreement to purchase an additional 2,250,000 shares of its common stock to cover over-allotments.

This Current Report on Form 8-K is being filed to report as exhibits certain documents in connection with that offering and sale.

Item 9.01.  Financial Statements and Exhibits

(d)                                              Exhibits

Exhibit No.	Description

1.01	Underwriting Agreement, dated September 9, 2008, between Xcel Energy Inc. and Morgan Stanley & Co. Incorporated and Citigroup Global Markets Inc.

5.01	Opinion of Michael C. Connelly regarding the validity of certain securities.

8.01	Opinion of Jones Day regarding certain tax matters.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Xcel Energy Inc.

	By:	/s/ Teresa S. Madden
Name: Teresa S. Madden
Title: Vice President and Controller
Dated: September 15, 2008

EXHIBIT INDEX

Exhibit No.	Description

1.01	Underwriting Agreement, dated September 9, 2008, between Xcel Energy Inc. and Morgan Stanley & Co. Incorporated and Citigroup Global Markets Inc.

5.01	Opinion of Michael C. Connelly regarding the validity of certain securities.

8.01	Opinion of Jones Day regarding certain tax matters.